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                               AMENDMENT TO LEASE


          West L.A. Properties, a California limited partnership (Lessor) and Kaynar Technologies Inc. (Lessee) hereby amend the Lease between them dated January 3, 1994, (the Lease) covering a portion of the premises commonly known as 190 West Crowther, Placentia, California as follows:


          1.   TERM

          The term of the Lease, now scheduled to end on December 31, 1998, is extended to September 30, 2001. Paragraph 50 of the Lease, which granted Lessee an option to extend the term of the Lease, is hereby deleted; Lessee has no further option to extend.


          2.   RENT

          Effective on October 1, 1996, the Base Rent shall be $14,000 per month. The security deposit shall


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be reduced to $14,000 Lessor will apply the $1,200 excess it now holds to the rent due on September 1, 1996. Rent shall continue to be payable on the first day of each month. Effective on April 1, 1999, the Base Rent shall be increased in accordance with the Cost of Living Adjustments provided for in paragraph 49, of the Lease, except that the Base Month (the denominator in the fraction) shall be August 1996 and the Comparison Month (the numerator in the fraction) shall be February 1999.

          3.   TENANT IMPROVEMENTS

          Lessee proposes to make certain Tenant Improvements in accordance with plans and specifications that Lessee will promptly prepare and submit to Lessor for its approval, which approval will not be unreasonably withheld or delayed. Lessee will make those improvements in a good and workmanlike

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manner and in accordance with the requirements of paragraph 7.3 of the Lease.
Lessor will not require a lien and completion bond provided; (a) Lessor approves the general contractor and its financial statement, and (b) Lessor is given an opportunity to file and post an effective notice of non-responsibility. Those improvements shall be subject to the provisions of paragraph 7.4 of the Lease. Upon completion of those improvements in accordance with the Lease requirements, Lessor will lend to Lessee an amount (not to exceed $205,000) which Lessee demonstrates by books, records and canceled checks to represent Lessee's out-of-pocket cost in connection with those improvements. The loan shall be funded in increments of not less than $50,000 prior to completion of improvements provided Lessee gives Lessor evidence of (a) lien free completion of work of a value of not less than the required draw; and (b) certification by the contractor that the work

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remaining to be done can be completed at a cost which will not exceed the undrawn balance of the $205,000. Total incremental advances shall not exceed $150,000. Any remaining loan shall be funded only after expiration of the period during which mechanic's liens can be filed. Lessor's loan to Lessee shall be represented by Lessee's promissory note (the Note) in the form attached as Exhibit A. The Note shall be payable in equal installments of principal and interest over the number of full months remaining between the date of the Note and September 30, 2001. It is a condition precedent to lessor's loan that Lessee not be in breach of any of its obligations under the Lease. For this purpose, a breach is a default which shall have extended beyond any notice and cure periods. A default in any payment under the Note shall constitute

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a Breach under the provisions of paragraph 13 of the Lease.

          Dated:  August 21, 1996

LESSOR:                  WEST L.A. PROPERTIES, A
                         CALIFORNIA LIMITED PARTNERSHIP
                           By The Weil Family Trust
                           dated October 3, 1984,
                           General Partner

                           By  /s/ Martin H. Weil
                              ------------------------------
                               Martin H. Weil, Trustee



LESSEE:                  KAYNAR TECHNOLOGIES INC.

                          By  /s/ D.A. Werner
                            ------------------------------
                            David A. Werner, Vice
                            President


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                                    EXHIBIT A


                                                     Santa Monica, California

$__________                                          __________________, 1996

In installments as hereafter stated, for value received, the undersigned promises to pay to West L.A. Properties, or order, at Santa Monica, California, the principal sum of $___________, with interest from date of advance(s) on unpaid principal at the rate of 10% per annum. This note is executed pursuant to the provisions of a Lease (the Lease) between Maker as Lessee and Payee as lessor. The Lease consists of the original lease dated January 3, 1994, as amended on __________, 1996.

Principal and interest shall be payable in the sum of $_________ or more on the first day of each month commencing on _________, 1996. The note will become immediately due and payable on the first to occur of the following:
(a) any Default or Breach by the undersigned of any of its obligations under the Lease as those obligations are defined in the Lease; or (b) September 30, 2001.

The maker(s) acknowledge(s) that late payment to payee will cause payee to incur costs not contemplated by this loan. Such costs include, without limitation, processing and accounting charges. Therefore, if any installment is not received by payee when due, maker(s) will pay to payee an additional sum of 6% of the overdue amount as a late charge. The parties agree that this late charge represents a reasonable sum considering all the circumstances existing on the date of this agreement and represents a fair and reasonable estimate of the costs that payee will incur by reason of late payment.


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The parties further agree that proof of actual damages would be costly or inconvenient. Acceptance of any late charge will constitute a waiver of the default with respect to the overdue amount and will not prevent payee from exercising any of the other rights and remedies available to payee.

Should default be made in the payment of any installment of principal or interest when due, then the whole sum of principal and interest shall become immediately due and payable at the option of the holders of this note. The undersigned further promise to pay all costs of collection, including attorney's fees incurred in the collection of this note. Principal and interest payable in lawful money of the United States.


Kaynar Technologies Inc.

By
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